Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of M&T Bank Corporation of our report dated June 29, 2021 relating to the financial statements and supplemental schedule of M&T Bank Corporation Retirement Savings Plan, which appears in the Annual Report of M&T Bank Corporation Retirement Savings Plan on Form 11-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 20, 2022